          EX-99.B-77Q1

SUB-ITEM 77Q1(a):         Amendments to Registrant's Charter:

1.

Amendment to Charter, dated November 29, 2006, filed by EDGAR on December 21, 2006 as Ex-99.B(a)ifiartsupp5 to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A and is incorporated by reference herein.

2.

Certificate of Correction to Registrant's Charter, dated January 4, 2007, filed by EDGAR on January 9, 2007 as Ex-99.B(a)ificertcorr to Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A and is incorporated by reference herein.